SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

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                                   AETNA INC.
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THE FOLLOWING HAS BEEN POSTED FOR INTERNAL ACCESS BY AETNA EMPLOYEES.


Dr. John W. Rowe Makes Aetna Debut Via 'Town Meetings'

The following is a report on town meetings held this week in Hartford and Middletown, to introduce Dr. John W. Rowe, the new President and CEO of Aetna U.S. Healthcare. Dr. Rowe will be holding additional town meetings in Blue Bell and in other locations across the country. Watch for a video of meeting highlights, which will be available in the next few days.

Sharing their views of Aetna's challenges, strengths and most immediate priorities, Aetna Chairman Bill Donaldson and Aetna U.S. Healthcare President and Chief Executive Officer John W. Rowe, M.D., held "town meetings" with Aetna U.S. Healthcare and Corporate Center management teams in Hartford and Middletown on Sept. 18 and 19. The meetings were the beginning of what Rowe calls a "listening tour." He plans to meet with employees, members, customers, physicians and hospitals in order to, he said, "try to come to an understanding of the best pathway from here on."

In introducing Rowe, Donaldson said a number of qualifications were considered in the search for the new health CEO, including expertise in managed care, marketing of consumer services and information technology. "But, we decided that the overarching need was for an inspirational person who had a lifetime of experience in the medical arena, who believes that the paradigm is going to change, and that we need to change radically if we are to emerge once again as a leader in this industry. Jack Rowe came up aces on those criteria."

Rowe told the leaders Aetna can reclaim its place as a "premier component" of the health system in the U.S. "I wouldn't be standing here today if I didn't believe that," he said.

"Our health care system is an interlocking set of pieces -- the physician, the hospital, the patient, the insurer, the plan sponsor, the regulator, the shareholders and the like -- that are interdependent. All of these play important roles. I may come from a different part of this system than most of you come from, but we all have the same goal: to serve as best we can the needs of the people who rely on us for their coverage.

Rowe outlined what he sees as the company's top priorities:

o Become member centered. "As a physician and medical leader, I understand the concerns of patients and their doctors. The solution is to do what the really good doctors and hospitals do: Put the patient in the center. That's what this is all about."

o Remodel the product portfolio to better fit the needs of patients, with broader choice, and more flexible and responsive products. "We must start thinking about designing products for tomorrow's marketplace -- not for today's marketplace -- or we'll never catch up."

o Improve the company's information technology to streamline interactions with customers and providers. "We must eliminate the `hassle' factor."

o Be more aggressive and creative in the use of web technology "to broaden our product offerings and to connect ourselves more directly with our customers."

o More effectively mine Aetna's enormous clinical databases for "more effective patient- and disease-management strategies. This is a really significant opportunity."

o Repair strained relationships with physicians and hospitals. "Providers are our partners in the health care industry. We must be able to work together to jointly meet the needs of their patients and our members."

o Reduce the cost of doing business. "We need to tighten our belts in order to have the capital to invest in building the next phase of the growth and strength of this company."

"Aetna has some very significant strengths," Rowe said, citing a renewed focus on health care, the large scale and significant resources needed to succeed in the evolving marketplace, a strong commitment to change, and leaders and employees "dedicated to providing the best service that they can.

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Aetna has filed a proxy statement and other relevant documents concerning the merger with the United States Securities and Exchange Commission (the "SEC"). WE URGE INVESTORS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain the documents free of charge at the SEC's Web site, http://www.sec.gov. In addition, documents filed with the SEC by Aetna will be available free of charge by calling 1-800-237-4273. Documents filed with the SEC by ING will be available free of charge from the Investor Relations Department, Strawinskylaan 2631.1077 ZZ Amsterdam, P.O. Box 810, 1000 AV. Amsterdam, The Netherlands 31-20-541-5462.

PLEASE READ THE PROXY STATEMENT CAREFULLY BEFORE
MAKING A DECISION CONCERNING THE MERGER.

This document does not constitute a solicitation by Aetna or its board of directors of any approval or action of its shareholders.

Aetna and its board of directors will be soliciting proxies from Aetna stockholders in favor of the merger. You can obtain more information about Aetna's directors and officers and their beneficial interests in Aetna's common stock from the SEC's Web site, http://www.sec.gov, and Aetna's Web site, http://www.aetna.com. Updated information with respect to the security holdings of these individuals will be included in the final proxy statement to be filed with the SEC.

CAUTIONARY STATEMENT -- Certain information in this document concerning the transaction with ING is forward-looking, including statements regarding the amount of cash per share that Aetna's shareholders are projected to receive from the transaction, the tax-efficient nature of the transaction, and Aetna's expectation as to the closing date of the ING transaction. Certain information in this document concerning Aetna's health business is also forward-looking, including the future business prospects for Aetna's health business and Aetna's expectations as to the future impact of certain actions and plans Aetna intends to implement in its health business. Forward-looking information is based on management's estimates, assumptions and projections, and is subject to significant uncertainties, many of which are beyond Aetna's control. Important risk factors could cause the actual future results to differ materially from those currently estimated by management. Risk factors that could materially affect statements made concerning the ING transaction include, but are not limited to: the capitalization of Aetna on the closing date, including the number of shares outstanding at that time; the timely receipt of necessary shareholder, regulatory and other consents and approvals needed to complete the transaction, which could be delayed for a variety of reasons related or not related to the transaction itself; the fulfillment of all of the closing conditions specified in the transaction documents; and the results of, and credit ratings assigned to, Aetna's health business at and prior to the closing of the ING transaction. Risk factors that could materially affect statements made concerning the results of Aetna's health business include, but are not limited to: continued or further unanticipated increases in medical costs (including increased medical utilization, increased pharmacy costs, increases resulting from unfavorable changes in contracting or recontracting with providers, changes in membership mix to lower premium or higher cost products or membership adverse selection); the ability to successfully integrate the Prudential HealthCare transaction on a timely basis and in a cost-efficient manner and to achieve projected operating earnings targets for that acquisition (which also is affected by the ability to retain acquired membership and the ability to eliminate duplicative administrative functions and integrate management information systems); adverse government regulation (including legislative proposals to eliminate or reduce ERISA pre-emption of state laws that would increase potential litigation exposure, other proposals that would increase potential litigation exposure or proposals that would mandate coverage of certain health benefits); and the outcome of litigation and regulatory matters, including numerous purported health care actions and ongoing reviews of business practices by various regulatory agencies. For further discussion of important risk factors that may materially affect management's estimates, Aetna's results and the forward-looking statements herein, please see the risk factors contained in Aetna's Securities and Exchange Commission filings, which risk factors are incorporated herein by reference. You also should read those filings, particularly Aetna's 1999 Report on Form 10-K and Report on Form 10-Q for the period ended March 31, 2000 filed with the SEC, for a discussion of Aetna's results of operations and financial condition.